CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-136145 on Form S-8, Registration Statement No. 333-167918 on Form S-8, Registration Statement No. 333-173932 on Form S-8, Registration Statement No. 333-161493 on Form S-3, Registration Statement No. 333-161497 on Form S-3 and Registration Statement No. 333-131284 on Form S-3 of our report dated March 7, 2011 (October 20, 2011, as to the retrospective presentation of discontinued operations in accordance with authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) and related disclosure in Note 5) relating to the consolidated financial statements of Education Realty Trust, Inc. and subsidiaries (the “Trust”) and the effectiveness of the Trust’s internal control over financial reporting  (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the presentation requirements of authoritative guidance on discontinued operations issued by the FASB and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting), appearing in the Current Report on Form 8-K of Education Realty Trust, Inc. and subsidiaries dated October 21, 2011.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
October 20, 2011